EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

NMI Holdings, Inc.
Emeryville, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-189507) and Registration Statement on Form S-8 (No. 001-36174) of NMI Holdings, Inc. of our report dated March 12, 2014, relating to the consolidated financial statements and financial statement schedules which appear in this Form 10-K.

/s/ BDO USA, LLP
San Francisco, California

March 12, 2014